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                                                                    Exhibit 21.1


                              IDENTIX INCORPORATED
                              LIST OF SUBSIDIARIES

                              As of August 1, 2002


Wholly-owned Subsidiary:                                 Place of Incorporation:

Visionics Corporation                                    Delaware, USA
Identix Public Sector, Inc. (formerly ANADAC, Inc.)      Virginia, USA
Legislative Demographic Services, Inc. (1)               Delaware, USA
Identicator Technology, Inc.                             Delaware, USA
iTrust, Inc.                                             Nevada, USA
Identix International, Inc.                              California, USA
Biometric Applications & Technology, Inc.                Missouri, USA
Identix Australia Pty Ltd.                               New South Wales,
                                                         Australia

50%-owned Subsidiary:
Sylvan/Identix Fingerprinting Centers L.L.C.             Delaware, USA

(1) 100%-owned by Identix Public Sector, Inc.